SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K





                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: October 22, 1999


                                 WatchOut! Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)




     Utah                      0114244                     84-0959153
---------------               ---------                    ----------
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)                 Identification No.)
incorporation)

            1900 N.W. Corp. Blvd. - Suite 400 E, Boca Raton, FL 33431
           -----------------------------------------------------------
                                  (New Address)


                      116 Stanyan, San Francisco, CA 94118
                  -------------------------------------------
            (Prior Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (954) 803-7480





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Item 1.           Changes in Control of Registrant
                  --------------------------------

                  Pursuant to a Stock Purchase Agreement on October 2, 1999 Innovative Cybersystems Corp., a Florida corporation, (Innovative) agreed to purchase 6,376,922 issued and outstanding shares of Registrant's common stock from Robert Galoob, David Galoob, and Archangel Holding Company, LLC. The 6,376,922 shares represent approximately 42% of the outstanding shares of the common stock of Registrant on a fully-diluted basis. In addition, Innovative has options to purchase an additional 1,750,000 common shares from David Galoob and Robert Galoob. Innovative Cybersystems Corp. is controlled by Kevin Waltzer and John J. Russell. (See "Management" below)

                  As of the closing of the Purchase, the following persons will own more than 5% of Registrant's outstanding common stock (on a fully diluted basis):

                  Innovative Cybersystems Corp. 6,376,922 shares -42% (Innovative Cybersystems also has options for 1,750,000 shares which when combined would total 54% of the Company's outstanding stock.)

                  Prior to the share purchase, the company was controlled by Robert Galoob, David Galoob, and Stephen Petre (through Archangel Holding Company, LLC).

         The descriptions contained herein of the Agreements are qualified in their entirety by reference to the Agreement, dated as of October 2, 1999, by and among the shareholders of WatchOut!, filed as Exhibit 7.1 hereto.

         Item 2.           Acquisition or Disposition of Assets
                           ------------------------------------

                  a. Innovative Cybersystems Corporation (hereafter "Innovative") was incorporated in September of 1999 as a Florida corporation. The Company has acquired an exclusive License to market connectivity to a broadband high-speed communication network that fully implemented will provide real-time, TV quality videophone calls on an international basis. The License is only for the State of Nevada for a term of twenty years. In addition, the Licensee provides the License the added ability to market an advanced videophone/computer appliance. Other activities covered under the license include the rights to all advertising revenues, an ISP providing T-1 speed to any house or business, long distance audio phone calls, and the sale of associated computer products including software and hardware at competitive prices.


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In addition,  the license provides for pre-engineered retail outlets (especially designed to add to the marketing power of the network) to be installed in commercial market areas and high traffic regional shopping mall locations to support marketing to the general domestic mass market. Also included in the license is the right to develop a locally based high-speed communication network of E-Commerce based business outlets through the Company's Intranet that then is accessible locally or internationally by consumers. Innovative intends to build the marketing business of the License in WatchOut! Inc. as an operating company.

                  b. The License provides for development of thirteen (13) various Intranet networks available over the broadband high-speed network that will provide everything from pay-per-view sporting events to real-time open-heart surgery viewing, all in real-time TV quality. Innovative will convey the license at its cost to WatchOut! Inc.

                  c.  Management  believes  the ability to transmit  and receive visual information real-time and TV quality is the next step beyond the widely accepted Internet products that are currently used. The license provides the opportunity for the Licensee to be an Internet service provider with bi-directional T-1 communication speed to the Internet. Some competitive services are capable of providing a one-way connection only but bi-directional modems for copper wire interfaces (Bell network) are not currently available in the marketplace at a price practical for the average consumer. Even with that advantage, a comparison of the communication capabilities the Licensee has under its license agreement may outperform those capabilities found on the Internet or available with any of the Bell telephone systems.

                  The Company will change its name to Innovative Cybersystems Corporation through a shareholders vote.

Item 3.           Bankruptcy or Receivership
                  --------------------------

                  None.

Item 4.           Changes in Registrant's Certifying Accountant
                  ---------------------------------------------

                  None.



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Item 5.           Other Events
                  ------------

Other provisions of the Share Purchase Agreement require that all warrants have been canceled, the Sands Brothers Selling Agreement be terminated, all loan terms be renegotiated, and that certain shareholders reduce their shares in WatchOut! Inc. Final documents have not yet been executed to complete the requirements of the Share Purchase Agreement.

         Termination of Watch Marketing Effort. The Company has ceased all of its efforts at the watch marketing business and has abandoned the license.

Item 6.           Resignation and Appointment of Directors
                  ----------------------------------------

         a. Effective as of October 9, 1999, pursuant to the Agreements, John J. Russell was appointed a Director of Registrant. The prior directors of Registrant, Robert Galoob and David Galoob, will resign after a Section 14f Notice to Shareholders has become effective, and Kevin Waltzer and Michelle Long will be appointed as Directors.

         b.  NEW MANAGEMENT

         The new management of the company will be as shown below. John J. Russell has been appointed a director, Chief Executive Officer and Chief Financial Officer effective October 9, 1999. Kevin Waltzer has been appointed President effective October 9, 1999. Mr. Waltzer and Michelle Long will be appointed as Directors as soon as the company has completed compliance with
Section 14f of the Securities Exchange Act of 1934, expected to be by November 5, 1999.

Kevin Waltzer, age 32, President and proposed Director (subject to compliance with Section 14f)

                  Mr. Waltzer graduated from Boston University with an undergraduate degree in Political Science (1990). Mr. Waltzer has been a self-employed equities trader for the past seven years, using proprietary market trend systems. He served as a Director for and consultant to The Human Works, Inc, September
                  - December 1998. Mr. Waltzer was a founding partner and Director and executive of Eco-Aire Company, Inc., a company holding multiple patents for evolutionary air and


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                  water purification techniques from 1996 to 1998.  He was a founding partner and an original investor in Tradescape.com, a Manhattan based securities trading firm, in 1996. He sold his interest in 1999. He formed Innovative Cybersystems, Inc. in 1999 and is President and a Director and principal shareholder.

John J. Russell, age 60, Director, CEO, CFO

                  John (Jack) Russell graduated from Drexel University with a BS in accounting. He has accomplished advanced studies at
                  American   College,   Bryn  Mawr,   PA.  He  received  a  CHFC
                  designation in 1990 and a CLU designation in 1993. He is a Charter member of the Professional Achievement in Continuing Education Program. Mr. Russell is involved with the American Institute of Certified Public Accountants where he is a member of the Tax Division and the Personal Financial Planning Division. He has recently worked as a financial planner/business consultant for Glen Mills Financial Services, Inc. where he specialized in financial planning, personal and corporate tax returns, corporate financing, and management systems. From 1994 to 1995, he headed an 18-month project to turn around a manufacturing company located in the Mid-West. As CEO of Glas-Kraft, Inc., from 1982 to 1988 he turned the company around and negotiated the sale of the company. As a CEO of Eastern Coated Papers, Ltd. from 1983 to 1988 Mr. Russell arranged acquisition and working capital needs with a combination of Canadian and U.S. banks. The company was returned to a positive cash flow, and he negotiated the sale of the company. From 1978 to 1982, he was CFO of Gentech, Inc., he established a sophisticated direct costing system. He helped Gentech, Inc. acquire a significant subsidiary through a cash tender offer. At Titan Industries, Inc., from 1972 to 1978, he handled all aspects of the Annual Report and SEC reporting. Mr. Russell also established consolidation and reporting controls for over 91 subsidiaries. In order to improve the state of the company, he assisted in the sell-off of several unprofitable and/or incompatible subsidiaries. When he was CFO of SmithKline Laboratories - Branson Instruments Division, 1969 to 1972, he served on a five man executive committee responsible for strategic direction of the company. Mr. Russell is a Director and shareholder of Innovative Cybersystems, Inc. founded in October 1999.

         Michelle Long, age 45, proposed Director (subject to compliance with Section 14f)

                  Ms Long studied Mathematics at the University of Helsinki, Finland and obtained her undergraduate degree in Finance from the University of Cincinnati in 1978 and holds an MBA in Finance from Xavier University. Michelle holds LUTCF, RHU, ChFC, and CFP designations. Ms. Long is registered with NASD as an Investment Advisor and General Securities Principal. She currently heads Quest Financial Group, the Greater Cincinnati Branch of United Planners' Financial Services of America.

Item 7.           Financial Statements, Pro Forma Financials, & Exhibits

                  7.1      Share Purchase Agreement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 22, 1999                        WatchOut! Inc.


                                                   /s/ Kevin Waltzer
                                               By: -----------------------------
                                                   Kevin Waltzer, President